Exhibit 10.47

SIGNING DAY SPORTS INC. RESTRICTED STOCK AWARD AGREEMENT

(Vendor or Consultant)

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into this ______ day of ______________ (the “Effective Date”) by and between Signing Day Sports, Inc. (the “Company”), which is a Delaware corporation, and _______________________________ (the “Grantee”), [an individual or, if a company, list organizational form and the state under whose laws it is formed]. The Company and Grantee are also referred to from time to time herein collectively as the “Parties” and each individually as a “Party.”

Recitals:

R-1. The Company has engaged Grantee as a vendor or consultant to provide it with certain services, all as more particularly described in that certain Service Provider Agreement between the Company and Grantee dated [*] (the “Service Provider Agreement”).

R-2. As the consideration the Company agreed to provide to Grantee under the Service Provider Agreement, the Company agreed to grant certain shares of its common stock to Grantee, subject to the Company and Grantee entering into this Agreement.

R-3. The Company is desirous of granting the Grantee shares of its common stock as provided in this Agreement to fulfill its obligations under the Service Provider Agreement.

Agreed Terms:

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1. Grant of Restricted Stock.

(a) Upon the terms and conditions set forth in this Agreement, the Company hereby grants (the “Award”) to the Grantee  [number]  shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), vesting immediately.

(b) The Award is made the consideration provided by the Company under the Service Provider Agreement and without the payment to the Company of any consideration other than the services provided by Grantee to the Company pursuant to the Service Provider Agreement. The Award is made and granted as a stand-alone award, separate and apart from, and outside of, any stock option or equity compensation plan of the Company.

(c) The shares of Common Stock constituting the Award shall be fully paid and nonassessable. The Company may issue a stock certificate or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. The certificate or book entry representing the shares of Common Stock constituting the Award shall bear the following or substantially similar restrictive legend:

“THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

2. Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company as follows:

(a) The Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the shares of Common Stock constituting the Award.

(b) The Grantee is acquiring the shares of Common Stock constituting the Award for Grantee’s own account with the present intention of holding such securities for purposes of investment, and that Grantee has no intention of distributing such shares of Common Stock or selling, transferring, or otherwise disposing of such shares of Common Stock in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. The Grantee understands that (i) the shares of Common Stock constituting the Award are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) those shares of Common Stock have not been registered under the Securities Act; (iii) those shares of Common Stock may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (iv) the Company is under no obligation to register the sale, transfer, or other disposition of those shares of Common Stock under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(c) The Grantee understands that at the time Grantee wishes to sell the shares of Common Stock constituting the Award, or any of them, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Grantee may be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

(d) The Grantee is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of this Agreement or the Award, and the Grantee has relied on the advice of, or has consulted with, his own accountants, attorneys, and advisors.

(e) The Grantee is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

(f) The Company has advised the Grantee to seek the Grantee’s own tax and financial advice with regard to the federal and state tax considerations resulting from the Grantee’s receipt of the Award. The Grantee understands that the Company will report to appropriate taxing authorities the Award made to the Grantee. The Grantee understands that Grantee is solely responsible for the payment of all federal and state taxes resulting from the receipt of the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the Award.

(g) The Grantee has either (i) preexisting personal or business relationships with the Company or one or more of its officers, directors or controlling persons or (ii) the capacity to protect Grantee’s own interests in connection with the acquisition of the shares of Common Stock constituting the Award by virtue of Grantee’s business or financial expertise or that of professional advisors to Grantee who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(h) If the Grantee is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, the Grantee has satisfied itself:

(i)	as to the full observance of the laws of Grantee’s jurisdiction in connection with any acquisition of, or invitation to subscribe for, the shares of Common Stock constituting the Award, or any use of this Agreement, including (1) the legal requirements within Grantee’s jurisdiction for the acquisition of the shares of Common Stock constituting the Award, (2) any foreign exchange restrictions applicable to Grantee’s acquisition of those shares of Common Stock, (3) any governmental or other consents that may need to be obtained and (4) the income tax and other tax consequences, if any, that may be relevant to the acquisition, purchase, holding, redemption, sale, or transfer of thosee shares of Common Stock; and,

(ii)	that the Grantee’s acquisition of and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Grantee’s jurisdiction.

(i) Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the an initial public offering by the Company, Grantee agrees that Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock constituting the Award without the prior written consent of the Company or its managing underwriter. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed twelve (12) months plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. The Grantee, in its capacity as a security holder of the Company as a result of his acquisition of shares of Common Stock constituting the Award, agrees to execute and deliver any lock up agreement required by the underwriter for the Company’s initial public offering and all other documents and instruments and take all other actions necessary in connection with any such lock up agreement.

3. Miscellaneous.

(a) Conformity to Securities Laws. The Grantee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(b) Opportunity to Consult with Counsel. The Grantee, as evidenced by its signature below, acknowledges that Grantee has had the opportunity to obtain the advice of independent counsel of Grantee’s own choosing regarding this Agreement prior to Grantee’s execution of it and that Grantee has availed itself of this opportunity to the extent Grantee has deemed necessary and advisable.

(c) Amendment. The Company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Grantee’s rights or entitlements with respect to the Award shall be effective without the prior written consent of the Grantee.

(d) Governing Law. Notwithstanding the place where this Agreement may be executed by any of the Parties hereto, the Parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Arizona without regard to the principles of conflicts of laws.

(e) Submission to Jurisdiction; Jury Trial Waiver. With respect to any suit, action, or proceeding relating to this Agreement or the Award (each a “Proceeding”), each Party irrevocably submits to the jurisdiction of the federal or state courts located at the location of the Company’s principal place of business, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings. EACH PARTY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATED TO THE AWARD, THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal representatives, successors, and assigns.

(g) Notices and Addresses. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered, upon delivery or refusal of delivery; (ii) if mailed by certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; (iii) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery or (iv) if sent by an electronic means by which the receiving party has agreed in writing to receive notices, 24 hours after sending or such earlier time as the recipient acknowledges receipt. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Company:	Signing Day Sports, Inc.
Attn: [*]
9112 E. Verde Grove View
Scottsdale, AZ 85255
Email: [*]

with a copy, which shall not constitute notice to the Company, to:

BEVILACQUA PLLC
1050 Connecticut Avenue, N.W.
Suite 500
Washington, DC 20036
Attention: Louis A. Bevilacqua, Esq.
Email: lou@bevilacquapllc.com

If to the Grantee:

Email:

with a copy, which shall not constitute notice to the Company, to:

Email:

Or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this paragraph.

(h) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(i) Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all Parties.

(j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(k) Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding, and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

THE COMPANY:	THE GRANTEE:

SIGNING DAY SPORTS, INC.	[NAME]

Signed:
By:	Date signed:
Name:
Title:
Date signed: